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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                               ----------------------

                                      FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                            GOLF TRUST OF AMERICA, INC.
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               (Exact name of registrant as specified in its charter)


                       Maryland                               33-0724736
 ----------------------------------------------------  ------------------------
       (State of Incorporation or Organization)            (I.R.S. Employer
                                                        Identification Number)

        14 North Adger's Wharf; Charleston, SC                   29401
 ----------------------------------------------------  ------------------------
       (Address of Principal Executive Offices)               (Zip Code)

             If this form relates to       If this form relates to
             the registration of a         the registration of a
             class of securities           class of securities
             pursuant to Section 12(b)     pursuant to Section 12(g)
             of the Exchange Act and       of the Exchange Act and
             is effective pursuant to      is effective pursuant to
             General Instruction           General Instruction
             A.(c), please check the       A.(d), please check the
             following box.  / /           following box.  /x/

Securities Act registration statement file number to which this form
relates:    333-56251
         ---------------
         (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class               Name of Each Exchange on Which
           to be so Registered               Each Class is to be Registered
           -------------------               ------------------------------


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Securities to be registered pursuant to Section 12(g) of the Act:

               9.25% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
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                                  (Title of Class)


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                                  (Title of Class)


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ITEM 1.  DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED.

          A description of the 9.25% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), of Golf Trust of America, Inc. (the "Company") is contained in a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the "SEC") on April 13, 1999 and in a Prospectus Supplement filed with the SEC on April 5, 1999 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. Such Prospectus Supplement supplements the general description of the Company's preferred stock contained in the Prospectus, dated June 5, 1998, which is part of the Company's Registration Statement on Form S-3 (File No. 333-56251), filed with the Securities and Exchange Commission on June 5, 1998, which became effective on June 26, 1998, and such descriptions, as supplemented, are incorporated herein by reference.


ITEM 2.  EXHIBITS.

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

Exhibit No.    Description
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
   1           Articles of Amendment and Restatement of the Company, as filed with the State Department of Assessments and Taxation of the State of Maryland on January 31, 1997 (incorporated by reference to Exhibit 3.1A to Registration Statement on Form S-11 (File No.
               333-15965) filed by the Company on January 30, 1997).

   2 Articles of Amendment of the Company, as filed with the State Department of Assessments and Taxation of the State of Maryland on June 9, 1998 (incorporated by reference to Exhibit 3.1B to Form 10-Q filed by the Company on August 14, 1998).

   3 Articles Supplementary of the Company relating to the Series A Preferred Stock, as filed with the State Department of Assessments and Taxation of the State of Maryland on April 2, 1999 (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K dated April 2, 1999 and filed by the Company on April 13, 1999).

   4 Form of Share Certificate for the Series A Preferred Stock (incorporated by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K dated April 2, 1999 and filed by the Company on April 13, 1999).

   5 Bylaws of the Company, as amended and restated on February 16, 1998 and currently in effect (incorporated by reference to Exhibit 3.2 to Form 10-Q filed by the Company on May 15, 1998).

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                                     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              GOLF TRUST OF AMERICA, INC.
                                        (Registrant)

Date:  April 28, 1999         By:  /s/ W. Bradley Blair, II
                                   -------------------------------------------
                                     W. Bradley Blair, II
                                     President and Chief Executive Officer


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